UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

SENSUS HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37714	27-1647271
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
851 Broken Sound Pkwy., NW # 215, Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 922-5808

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SRTS	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 SENSUS HEALTHCARE, INC.

FORM 8-K

CURRENT REPORT

Item 4.01 Changes in Registrant’s Certifying Accountant

Sensus Healthcare, Inc. (the “Company”) was notified that Carr, Riggs & Ingram, LLC (“CRI”) acquired, effective as of January 1, 2026, certain assets related to the capital markets practice of Berkowitz Pollack Brant Advisors + CPAs, LLP (“BPB”). On January 13, 2026, the Audit Committee of the Company’s Board of Directors simultaneously dismissed BPB as the Company’s independent registered public accounting firm and approved the appointment of CRI as the Company’s independent registered public accounting firm.

BPB’s audit report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2024 (the only year for which BPB issued such a report) contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2024 and 2025 and the subsequent interim period through the date of this Current Report on Form 8-K, there were (i) no disagreements with BPB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BPB would have caused them to make reference thereto in connection with their reports on the financial statements for such years and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as originally reported in the Company’s Quarterly Report on Form 10-Q for the interim period ended June 30, 2024, there was a material weakness in its internal control over financial reporting relating to information technology general controls that were not designed and operating effectively to ensure that access to applications and data were adequately restricted to appropriate personnel, ensure segregation of duties, and appropriately monitor the activities of the individuals with access to modify data.

The material weakness did not result in any material misstatements to the Company’s condensed consolidated financial statements and, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the material weakness was remediated as of December 31, 2024. The Audit Committee has discussed this matter with BPB and will authorize BPB to respond fully to any inquiries of the Company’s successor independent registered public accounting firm concerning this material weakness.

During the fiscal years ended December 31, 2024 and 2025 and the subsequent interim period through the date of this Current Report on Form 8-K, the Company did not consult with CRI with regard to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written report was provided to the Company or oral advice provided to the Company by CRI that CRI concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was subject to any disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has requested that BPB furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated January 16, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from Berkowitz Pollack Brant Advisors + CPAs, LLP, dated as of January 16, 2026, addressed to the Securities and Exchange Commission
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS HEALTHCARE, INC.

Date: January 16, 2026	By:	/s/ Javier Rampolla
Javier Rampolla
Chief Financial Officer